UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, DC 20549
FORM 8-K CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): November 20, 2008
Burlington Coat Factory Investments Holdings, Inc. (Exact Name of Registrant As Specified In Charter)
Delaware (State or Other Jurisdiction of Incorporation)	333-137917 (Commission File Number)	20-4663833 (IRS Employer Identification No.)
1830 Route 130 North Burlington, New Jersey 08016 (Address of Principal Executive Offices, including Zip Code)
(609) 387-7800 (Registrant’s telephone number, including area code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 7.01	Regulation FD Disclosure

Item 8.01	Other Events

Item 9.01	Financial Statements and Exhibits

SIGNATURE

Item 7.01.                      Regulation FD Disclosure

Officers of Burlington Coat Factory Investments Holdings, Inc. (the “Company”) plan to meet with securities analysts and investors on November 20, 2008 at the Bank of America 2008 Credit Conference.  During this conference, the Company will disclose that:

•
The Company believes that its October sales were positively affected, in general, by colder temperatures than last year which, combined with other operating initiatives, resulted in October comparative store sales not significantly off the Company’s previous four month trend.  With respect to November, the Company continues to see the same correlation between weather and sales trends regionally;

•
Approximately $211 million was outstanding under the Company’s $800 million ABL Senior Secured Revolving Facility (the “ABL Facility”) at November 1, 2008 compared with $285.0 million outstanding under the ABL Facility at August 30, 2008;

•	As of November 1, 2008, the Company had (i) $37.9 million of cash and cash equivalents, and (ii) $474.4 million of unused availability under the ABL Facility; and

•
As of August 30, 2008, the Company’s (i) Consolidated Leverage Ratio for purposes of its Senior Secured Term Loan Facility (the “Term Loan”) was 5.03 (compared with the Term Loan’s requirement of 6.40); and (ii) Consolidated Interest Coverage Ratio for purposes of the Term Loan was 2.86 (compared with the Term Loan’s requirement of 1.80).

Item 8.01                       Other Events

As disclosed in the Company’s Quarterly Report on Form 10-Q (the “Quarterly Report”) for the fiscal quarter ended August 30, 2008 and in its Current Report on Form 8-K dated October 17, 2008, Company cash and cash equivalents of $59.0 million were invested in The Reserve Primary Fund ("Fund"), a money market fund registered with the Securities and Exchange Commission under the Investment Company Act of 1940.  The Company redeemed the amount held at August 30, 2008 in September of 2008. During September 2008, the Company made additional investments into the Fund of $56.3 million.  On September 22, 2008, the Fund announced that redemptions of shares of the Fund were suspended pursuant to an SEC order so that an orderly liquidation may be effected for the protection of the Fund’s investors.   Through its press release dated October 30, 2008 (copy attached hereto as Exhibit 99.1, the “Press Release”), the Fund announced an initial distribution to Fund shareholders.  The Company received $28.6 million pursuant to this distribution.

As disclosed in the Quarterly Report, based on the decline in the value of the Fund in September of 2009, the Company estimates that it will need to record a loss of up to $0.7 million in the second quarter of Fiscal 2009.  The Fund has announced that it is working with the SEC to complete a final plan of liquidation for the Fund and that periodic distributions will be made as cash accumulates in the Fund.  The Company has not yet received any further information as to when the remaining amount of its investment will be returned.  However, based upon the maturities of the underlying investments in the Fund, the Company expects to receive the majority of the remaining amount of its investment during fiscal 2009 and the balance during fiscal 2010.  In the event that the Company does not receive the majority of the remaining amount of its investment during fiscal 2009, the Company may have to borrow additional cash through its ABL Facility.

Item 9.01                      Financial Statements and Exhibits

 (d)

Exhibit No.          Description

99.1                      The Reserve press release dated October 30, 2008

The information contained in this report is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of, or otherwise regarded as filed under, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or in the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Disclosure Regarding Forward-Looking Statements:

Some of the statements in this report constitute “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These statements are not historical facts but rather are based on the Company’s current expectations, estimates and projections regarding the Company’s business, operations and other factors relating thereto. Words such as “may,” “will,” “could,” “would,” “should,” “anticipate,” “predict,” “potential,” “continue,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates” and similar expressions are used to identify these forward-looking statements.  These statements are only predictions and as such are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict.  For a discussion of these risks, uncertainties and assumptions, any of which could cause the Company's actual results to differ from those contained in the forward-looking statement, see the section of the Company’s Annual Report on Form 10-K for the year ended May 31, 2008 entitled “Risk Factors” and discussions of potential risks and uncertainties in the Company’s subsequent filings with the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BURLINGTON COAT FACTORY INVESTMENTS HOLDINGS, INC.

/s/ Robert L. LaPenta, Jr.
Robert L. LaPenta, Jr. Vice President and Treasurer

Date: November 20, 2008

EXHIBIT INDEX

Exhibit No.          Description

99.1                      The Reserve press release dated October 30, 2008